Exhibit 10.8




                                   PROPOSED

                             LADD FURNITURE, INC.

                     1994 ANNUAL MANAGEMENT INCENTIVE PLAN

                                PLAN HIGHLIGHTS


1.   Incentive  payments  based   on  financial  performance   and  individual
     performance as follows:

            For Corporate Participants
                  (bullet)  achievement of PAT target
                  (bullet) achievement of ROAE target (selected management) (bullet) achievement of individual objectives

            For Operating Company Participants
                  (bullet)  achievement of PBT targets
                  (bullet) achievement of ROIC targets (presidents only) (bullet) achievement of individual objectives

2. No incentive payments will be made to any individual if the operating unit to which the individual is assigned does not earn 6 1/2% return on beginning invested capital. Incentive payment expense will be accrued in results before calculation of profit.

3. Total of 222 officers and key managers to participate in the plan (Exhibit I) vs 231 in 1993. Maximum incentives range from 10% to 100% of January 1, 1994 base salary. Incentive payments are based on achieving performance criteria established by senior management.
4. Program includes $50,000 discretionary incentive pool for extraordinary performance by LADD employees not covered by the Management Incentive

     Plan.
5.   Estimated incentive payout at planned performance levels is $3.2 million.

6. Incentives earned in 1994 will be paid after completion of annual audit (not later than March 31, 1995).
7. In the event of a transfer of a participant during the fiscal year to an operating unit other than the unit in which originally a Plan participant, an appropriate  adjustment will  be made  in Incentive  Plan eligibility pro-rata for the time worked in each unit.
8. In the event of a promotion of a participant within the same operating unit, an appropriate adjustment will be made in Incentive Plan eligibility pro-rata. In the event of a demotion which would place participants in a position substantially different from that in which they were nominated as a participant, an appropriate adjustment may be made as to the amount of incentive payment for which they are eligible as determined by the Compensation Committee of the Board of Directors.




9.   Participants  will  forfeit  all   income  from  plan  if  employment  is
     terminated prior to January 1, 1995 for any reason other than death, disability or retirement (over 55).

10.  1994 Management Incentive Plan approved only for fiscal year 1994.

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